  As filed with the Securities and Exchange Commission on September 25, 1998

                                                   Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EXCO RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

             TEXAS                                           74-1492779
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                           Identification No.)

  5735 PINELAND DRIVE, SUITE 235
          DALLAS, TEXAS                                         75231
(Address of Principal Executive Offices)                      (Zip Code)


                  EXCO RESOURCES, INC. 1998 STOCK OPTION PLAN
             EXCO RESOURCES, INC. 1998 DIRECTOR COMPENSATION PLAN
                           (Full title of the Plan)

                               DOUGLAS H. MILLER
                            CHIEF EXECUTIVE OFFICER
                        5735 PINELAND DRIVE, SUITE 235
                              DALLAS, TEXAS 75231
                    (Name and address of agent for service)

                                (214) 368-2084
         (Telephone number, including area code, of agent for service)

                                With copies to:

       RICHARD E. MILLER                              WILLIAM L. BOEING
        GENERAL COUNSEL                             HAYNES AND BOONE, LLP
      5735 PINELAND DRIVE                              901 MAIN STREET
           SUITE 235                                     SUITE 3100
      DALLAS, TEXAS  75231                        DALLAS, TEXAS  75202-3789
         (214) 368-2084                                 (214) 651-5000

                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES                    AMOUNT          MAXIMUM OFFERING        PROPOSED MAXIMUM               AMOUNT OF
TO BE REGISTERED                TO BE REGISTERED/(1)/  PRICE PER SHARE   AGGREGATE OFFERING PRICE/(2)/  REGISTRATION FEE/(2)/
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.02 par value         1,600,000         $    7.25         $    11,600,000                $   3,422
-----------------------------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents (i) 1,500,000 shares being registered under the EXCO Resources, Inc. 1998 Stock Option Plan and (ii) 100,000 shares being registered under the EXCO Resources, Inc. 1998 Director Compensation Plan. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.
(2) The offering price per share, the aggregate offering price and the registration fee should be calculated in accordance with paragraphs (c) and
    (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Common Stock reported on the Nasdaq National Market System on September 24, 1998
    ($7.25 per share).

--------------------------------------------------------------------------------

                             EXCO RESOURCES, INC.

                       1,600,000 SHARES OF COMMON STOCK


                                    PART II

              INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         EXCO Resources, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

                a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

                c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

                d) The Company's Current Report on Form 8-K dated January 14, 1998;

                e) The Company's Current Report on Form 8-K dated February 25, 1998, as amended by Form 8-K/A Amendment No. 1 filed
                    April 8, 1998;

                f)  The Company's Current Report on Form 8-K dated May 1, 1998;

                g)  The Company's Current Report on Form 8-K dated May 8, 1998;

                h)  The Company's Current Report on Form 8-K dated June 30,
                    1998;

                i)  The Company's Current Report on Form 8-K dated August 13,
                    1998;

                j) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed on April 21, 1980; and

                k) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has authority under Articles 2.02(A)(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its officers and directors to the extent provided for in such statute.

         Article VI of the Company's Restated Bylaws provides that the Company shall indemnify each of its directors and officers, its former directors and officers and agents of the Company against expenses actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding, civil or criminal, in which such person is made a party by reason of being or having been such director or officer, except in situations where he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his or her duty to the Company. In the event of a criminal conviction (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial), such conviction shall not be deemed an adjudication of liability for negligence or misconduct in the performance of duty to the Company if such director or officer acted in good faith in what he or she considered to be the best interest of the Company and without reasonable cause to believe that his or her actions were illegal. In absence of an adjudication which expressly absolves the director or officer of liability to the Company or its shareholders for negligence or misconduct, or in the event of a settlement, the right to indemnification of a director or officer shall be conditioned upon prior resolution adopted by two-thirds of the disinterested members of the Board or by independent counsel.

         The Company intends to maintain insurance against liabilities incurred by its officers and directors in defense of actions to which they are made parties by reason of their positions as officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 is permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

         For the undertaking with respect to indemnification, see Item 9 herein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.         Description of Exhibits
-----------         -----------------------

    4.1   -         Restated Articles of Incorporation of the Company, as
                    amended, filed as Exhibit 4.1 to Form S-2 (333-49135) filed on June 2, 1998.

     4.2  -         Restated By-laws of the Company, as amended, filed as
                    Exhibit 4.2 to Form S-2 (333-49135) filed on June 2, 1998.

     4.3  -         Specimen Stock Certificate for the Common Stock of the
                    Company filed as Exhibit 4.3 to Form S-2 (333-49135) filed on June 2, 1998.

     4.4  -         EXCO Resources, Inc. 1998 Stock Option Plan, filed as
                    Appendix A to the Company's Definitive Proxy Statement on
                    Schedule 14A dated March 17, 1998 and incorporated by reference herein.


     4.5* - Amendment to EXCO Resources, Inc. 1998 Stock Option Plan dated September 15, 1998.

     4.6* -         EXCO Resources, Inc. 1998 Director Compensation Plan.

     4.7* -         Form of Incentive Stock Option Agreement.

     5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

    23.1* -         Consent of Belew Averitt LLP, independent auditors.

    23.2* -         Consent of Ernst & Young LLP, independent auditors.

    23.3* -         Consent of Harold L. Ratcliff, C.P.A.

    23.4* -         Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

    23.5* - Consent of Lee Keeling and Associates, Inc., independent petroleum engineers.

    23.6* - Consent of Milmac Operating Company, independent petroleum engineers.

    24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).
-----------

* Filed herewith


ITEM 9.  UNDERTAKINGS

         a. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will , unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 25th day of September, 1998.


                                 EXCO RESOURCES, INC.


                                 By: /s/   DOUGLAS H. MILLER
                                    --------------------------------------------
                                 Name:  Douglas H. Miller
                                 Title: Chairman and Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Douglas H. Miller and T.W. Eubank, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of September, 1998.

Signature                           Title
---------                           -----

 /s/   DOUGLAS H. MILLER              Chairman, Chief Executive Officer
-----------------------------
Douglas H. Miller


 /s/   T.W. EUBANK                    President, Director
-----------------------------
T.W. Eubank

Signature                           Title
---------                           -----

 /s/   J. DOUGLAS RAMSEY              Chief Financial Officer, Vice President,
-----------------------------         Director
J. Douglas Ramsey                     (Principal Financial and Accounting
                                      Officer)

 /s/   JEFFREY D. BENJAMIN            Director
-----------------------------
Jeffrey D. Benjamin


 /s/   EARL E. ELLIS                  Director
-----------------------------
Earl E. Ellis


 /s/   JEFF M. MOORE                  Director
-----------------------------
Jeff M. Moore


 /s/   J. MICHAEL MUCKLEROY           Director
-----------------------------
J. Michael Muckleroy


 /s/   T. BOONE PICKENS               Director
-----------------------------
T. Boone Pickens


 /s/   STEPHEN F. SMITH               Director
-----------------------------
Stephen F. Smith

                                 EXHIBIT INDEX

Exhibit No.     Description of Exhibits
-----------     -----------------------

     4.1  -     Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 4.1 to Form S-2 (333-49135) filed on June 2,
                1998.

     4.2  -     Restated By-laws of the Company, as amended, filed as Exhibit
                4.2 to Form S-2 (333-49135) filed on June 2, 1998.

     4.3  -     Specimen Stock Certificate for the Common Stock of the Company
                filed as Exhibit 4.3 to Form S-2 (333-49135) filed on June 2,
                1998.

     4.4  -     EXCO Resources, Inc. 1998 Stock Option Plan, filed as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A dated March 17, 1998 and incorporated by reference herein.

     4.5* - Amendment to EXCO Resources, Inc. 1998 Stock Option Plan dated September 15, 1998.

     4.6* -     EXCO Resources, Inc. 1998 Director Compensation Plan.

     4.7* -     Form of Incentive Stock Option Agreement.

     5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

    23.1* -     Consent of Belew Averitt LLP, independent auditors.

    23.2* -     Consent of Ernst & Young LLP, independent auditors.

    23.3* -     Consent of Harold L. Ratcliff, C.P.A.

    23.4* -     Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

    23.5* - Consent of Lee Keeling and Associates, Inc., independent petroleum engineers.

    23.6* - Consent of Milmac Operating Company, independent petroleum engineers.

    24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).
-------------

* Filed herewith